UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 11, 2016

LIBERTY MEDIA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35707	37-1699499
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Blvd.

Englewood, Colorado 80112

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (720) 875-5400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

On April 11, 2016, at a special meeting (the “Special Meeting”) of the stockholders of Liberty Media Corporation (the “Company”), the following proposals relating to the Company’s previously announced plan to reclassify and exchange shares of the Company’s existing common stock for newly issued shares of three new tracking stocks were voted on and approved by the stockholders of the Company:

Proposal 1: a proposal (the “Tracking Stock Proposal”) to approve the adoption of an amendment and restatement of the Company’s certificate of incorporation, among other things, to reclassify and exchange the Company’s existing common stock by exchanging the shares of the Company’s existing common stock for newly issued shares of three new tracking stocks, to be designated the Liberty SiriusXM common stock, the Liberty Braves common stock and the Liberty Media common stock, and to provide for the attribution of the businesses, assets and liabilities of the Company among a new SiriusXM Group, a new Braves Group and a new Media Group, respectively.

Entitled to Vote	Votes For	Votes Against	Abstentions	Broker Non-Votes
Series A and B	147,303,698	24,998,515	433,790	--
Series A, B and C	148,530,923.12	25,595,323.46	435,106.51	--

Proposal 2: a proposal (the “Recapitalization Proposal”) to approve the adoption of an amendment and restatement of the Company’s certificate of incorporation, in connection with the reclassification and exchange of the Company’s existing common stock, among other things, to reclassify and exchange each outstanding share of the Company’s existing Series A, Series B and Series C common stock by exchanging each such share for the following upon the cancellation thereof: one newly issued share of the corresponding series of Liberty SiriusXM common stock; 0.1 of a newly issued share of the corresponding series of Liberty Braves common stock; and 0.25 of a newly issued share of the corresponding series of Liberty Media common stock.

Entitled to Vote	Votes For	Votes Against	Abstentions	Broker Non-Votes
Series A and B	146,922,298	25,380,378	433,327	--
Series A, B and C	148,143,870.90	25,982,823.51	434,658.68	--

Proposal 3: a proposal (the “Optional Conversion Proposal”) to approve the adoption of an amendment and restatement of the Company’s certificate of incorporation, in connection with the reclassification and exchange of the Company’s existing common stock, among other things, to provide the board of directors of the Company with discretion to convert shares of common stock intended to track the performance of any of the SiriusXM Group, the Braves Group or the Media Group into common stock intended to track the performance of one of such other groups.

Entitled to Vote	Votes For	Votes Against	Abstentions	Broker Non-Votes
Series A and B	147,311,486	24,989,995	434,522	--
Series A, B and C	148,538,574.95	25,586,909.71	435,868.43	--

Proposal 4: a proposal (the “Group Disposition Proposal” and together with the Tracking Stock Proposal, the Recapitalization Proposal and the Optional Conversion Proposal, the “Reclassification and Exchange Proposals”) to approve the adoption of an amendment and restatement of the Company’s certificate of incorporation, in connection with the reclassification and exchange of the Company’s existing common stock, among other things, to provide the board of directors of the Company with discretion to permit the sale of all or substantially all of the assets of a group without a vote of the holders of the stock of that group, if the net proceeds of such sale are distributed to holders of that stock by means of a dividend or redemption, that stock is converted into stock of another group or a combination of the foregoing is effected, unless such vote is otherwise required by applicable law.

Entitled to Vote	Votes For	Votes Against	Abstentions	Broker Non-Votes
Series A and B	146,847,735	25,453,414	434,854
Series A, B and C	148,074,192.91	26,050,945.91	436,214.27	--

Proposal 5: a proposal to authorize the adjournment of the Special Meeting by the Company to permit further solicitation of proxies, if necessary or appropriate, if sufficient votes are not represented at the Special Meeting to approve the Reclassification and Exchange Proposals.

Entitled to Vote	Votes For	Votes Against	Abstentions	Broker Non-Votes
Series A and B	146,941,770	25,346,374	447,859	--

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2016

LIBERTY MEDIA CORPORATION

By:	/s/ Wade Haufschild
Name:	Wade Haufschild
Title:	Vice President